UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 15, 2011

Vertro, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

143 Varick Street
New York, New York 10013
(212) 231-2000
(Address, including zip code, and telephone number
including area code of Registrant's
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On June 15, 2011, Vertro, Inc. (the “Company”) held its 2011 annual meeting of stockholders.  At the meeting, holders of 3,569,192 shares of our common stock, $0.005 par value, were present in person or by proxy, which was in excess of the quorum needed to hold the meeting. The final vote on the proposals was recorded as follows

Proposal 1 - Election of Directors

The following directors were elected at the meeting according to the vote tabulation described below:

Director	Votes For	Votes Withheld	Non-Votes
Peter A. Corrao	3,376,214	192,978	—
Dr. Adele Goldberg	3,458,339	110,853	—
Lee S. Simonson	3,458,414	110,778	—
Joseph P. Durrett	3,458,414	110,778	—
Gerald W. Hepp	3,452,389	116,803	—
Lawrence Weber	3,458,414	110,778	—

Proposal 2 - Approval and Amendment of 2006 Stock Award and Incentive Plan

The Company's 2006 Stock Award and Incentive Plan was approved and amended according to the vote tabulation described below:

	Votes For	Votes Against	Abstain	Non Votes
Approve and Amend the Company's 2006 Stock Award and Incentive Plan	3,193,669	374,015	1,508	—

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